                                                                    Exhibit 10.2


                                   ASSIGNMENT

                For value received, in accordance with the Purchase Agreement, dated as of June 1, 2002 (the "Purchase Agreement"), between the undersigned and Franklin Receivables LLC (the "Purchaser") and the Subsequent Purchase Agreement, dated as of August 8, 2002, between the undersigned and the Purchaser (the "Subsequent Purchase Agreement"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, all right, title and interest of the undersigned in and to (i) the Subsequent Receivables, and all monies representing interest and principal payments received thereon on and after the Subsequent Cutoff Date; (ii) the security interest of the Seller in the Financed Vehicles granted by the Obligors pursuant to the Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;
(iii) the interest of the Seller in any proceeds with respect to the Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies relating to the Financed Vehicles or Obligors and any proceeds from the liquidation of the Subsequent Receivables; (iv) the interest of the Seller in any proceeds from any Subsequent Receivables repurchased by a Dealer pursuant to a Dealer Agreement as a result of a breach of a representation or warranty in the related Dealer Agreement; (v) all rights under any extended warranty service contracts on the related Financed Vehicles; (vi) the related Receivables Files; and (vii) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Subsequent Receivables, related Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

                This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and the Subsequent Purchase Agreement and is to be governed by the Purchase Agreement and the Subsequent Purchase Agreement. The undersigned acknowledges and agrees that the Purchaser may further assign the items enumerated in clauses (i) through (vii) above to Franklin Auto Trust 2002-1 which may in turn assign its interests in the items in (i) through (vii) above to The Bank of New York, as trustee (the "Trustee") for the benefit of the Noteholders, the Certificateholders and the Security Insurer, and that the Trustee will have the right to enforce any of the rights of the Purchaser under the Purchase Agreement and the Subsequent Purchase Agreement.

                Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement or the Subsequent Purchase Agreement.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of August 8, 2002.

                          FRANKLIN CAPITAL CORPORATION

                          By: /s/ Harold E. Miller, Jr.
                              ----------------------------------------
                              Name:  Harold E. Miller, Jr.
                              Title:  President/CEO